                                                                     Exhibit 6.2
                               LICENSE AGREEMENT


          This agreement ("Agreement") made and entered into effective July 1,
                                                                       ------
1999 ("Effective Date") by and between David R. Mortenson & Associates, located
  --
at P.O. Box 5034, Alvin, Brazoria County, Texas, U.S.A., ("Grantor") and KILIMANJARO GROUP.COM INC. ("Licensee"), a Nevada Corporation whose registered office is at 50 West Liberty Street, Suite 880, Reno, Nevada 89501;

                             W I T N E S S E T H:

          WHEREAS, Grantor has certain rights as evidenced by the attached Distribution Agreement (the "Distribution Agreement") to Products developed by NW Technologies, Inc. ("NWT"), a Texas corporation with its principal offices at 5817 Centralcrest, Houston, Texas 77092, which company has developed proprietary know-how in the Products, including Products covered by one or more US Patents that have been licensed to NWT, and other Products (as hereinafter defined); and

          WHEREAS, NWT has proprietary rights to trade dress and trademarks for the brand name "Natures' Way" and "The Environmental Solution", and other trademarks and trade dress as may be revealed to Licensee from time to time, collectively referred to as "Marks"; and

          WHEREAS, Grantor is under obligation to maintain the proprietary rights of NWT to the Marks and to protect NWT's proprietary know-how, as outlined in the Distribution Agreement; and

          WHEREAS, NWT and Grantor desire to have the Products marketed by the Licensee, under the Licensee's own private label, in the Territory (as hereinafter defined); and

          WHEREAS, Licensee desires to market the Products in the Territory and hereby acknowledges NWT's exclusive ownership of all of the Marks;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, Grantor and Licensee agree as follows:

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                                   ARTICLE I
                         GRANT, TERRITORY AND PRODUCTS

     1.01 Grant and Territory. (a) Grantor hereby designates Licensee as a Private Label distributor for the marketing of the Products in the market(s) and geographic area(s) set forth in Exhibit "A" hereto, ("Territory"). Licensee hereby accepts the designation as a distributor on the terms and subject to the conditions contained herein.

          (b) Licensee hereby agrees that it will make no use of any present or future Marks of NWT, or of any marks that would cause confusion with the general public, for any reason without specific written approval of NWT. Upon termination of this Agreement for any reason Licensee agrees to cease immediately all use and display of NWT's trademarks, service marks and trade names (the Marks) if any permission to use the Marks has been granted.

     1.02 Products. (a) The term "Product(s)" as used herein shall mean only those Products as defined in Exhibit "B" hereto.

          (b) "Affiliated Persons" shall mean officers, employees, sales representatives, consultants or other employees or non-employees to whom Licensee grants authority to represent the Products.

          (c) Licensee's owned label, ("Private Label"), shall mean that the Product(s) shall be packaged by Licensee utilizing a label on the packages of the Licensee's own design and invention. Since Licensee's intended uses of the Product are outside the scope of the expertise of Grantor or its personnel, Grantor will not be required to furnish label detail to Licensee.

     1.03 Consideration: Licensee agrees to pay Grantor the sum of $2,000 US in the form of 2,000,000 shares of Licensee's common stock, par value $0.001. Licensee agrees to file a notice of placement of the Shares with the U.S. Securities & Exchange Commission on Form D. Said stock is to be issued as of the date of execution of this Agreement to the members of Grantor's Association in the amounts specified in Exhibit F of this Agreement. Grantor warrants that each of the members of the Association are "accredited investors" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

                                  ARTICLE II
               DURATION, TERMINATION AND NATURE OF RELATIONSHIP

     2.01 Duration. The term of this Agreement shall be three (3) years from the Effective Date unless terminated earlier as herein provided. This Agreement may be renewed by Licensee for additional three (3) year periods if no event of default exists and all other provisions of this Agreement are in full force and effect.

     2.02 Termination. (a) This Agreement may be terminated by Grantor for cause upon the giving of notice as herein provided.

          (b) Termination for Cause. In the event that Licensee shall file a voluntary petition in bankruptcy or for reorganization of indebtedness, or that Licensee should, for a period of more than ninety days be the subject of an involuntary bankruptcy proceeding or receivership over all or substantially all of Licensee's assets, or that Licensee or any Officer or Director of Licensee should be found guilty of a felony or a crime involving moral turpitude, or that Licensee shall, with knowledge and deliberation, breach any provision of this Agreement, then Company may immediately, upon delivery of written notice to Licensee, terminate this Agreement. Cause shall also include the violation by Licensee of any of the provisions, purchase requirements, or monetary requirements of this Agreement ("Events of Default").

          (c) Licensee will be allowed 30 days after written notification of an Event of Default to correct the violation, except for monetary provisions which will not be granted a grace period by Grantor.

          (d) Termination of this Agreement shall not release Licensee or Grantor from the obligations of either party contained herein.

          (e) Termination of this Agreement cancels any rights granted to Licensee herein.

     2.02 Nature of Relationship. (a) This Agreement does not constitute nor empower the Licensee as the agent or legal representative of Grantor for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation;

          (c) Licensee shall not repackage or re-label Products for any reason, except as may be allowed in any licensing agreement issued by Grantor, without prior written authorization from Grantor. Notwithstanding the provisions of this paragraph 2.03(c) it is understood by Company that Licensee will repackage Product and apply Licensee's own label to the containers. The purpose of this section is to assure that Licensee will not re-label any Product incorrectly whereby the public would be confused with the recommended use of the Product.

          (d) Licensee declares that it will not sell or offer for sale the product Biocatalyst for use in applications involving bioremediation of hydrocarbons or where microbes are used, enhanced or suggested for use without specific written

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authorization from Grantor. The language herein is not intended to prohibit the
Licensee's use of the Product for that purpose in remediation of sewage or waste water, whether in septic tanks or waste water treatment facilities and the like, nor to prohibit Licensee's use of the Product in pond remediation, exclusive of remediation of petroleum-based hydrocarbon contamination. Licensee acknowledges that its intended use of the product "Biocatalyst" for remediation of sewage or waste water, exclusive of remediation of petroleum-based hydrocarbon contamination has not been specifically tested by Grantor and as a consequence of this is not included as a recommended use of the product Biocatalyst by Grantor or NWT. Notwithstanding the foregoing, both parties acknowledge that in bioremediation, Biocatalyst is specifically used to enhance the growth of microbes in soils, particularly at depths where oxygen exchange is limited.

                                  ARTICLE III
                    CONFIDENTIALITY, IccNDEMNITY AND REMEDIES

     3.01 Confidential Information. (a) Licensee acknowledges that in performing its obligations hereunder it will have access to confidential information and trade secrets of NWT and Grantor not generally known to the public ("Confidential Information") and - Licensee is obligated to maintain the confidentiality of the Confidential Information on its own behalf and on behalf of its "Affiliated Persons" to whom Confidential Information is disclosed. For the term of this Agreement and for a period of 5 years after cancellation hereof Licensee and its Affiliated Persons will treat all Confidential Information in a confidential manner.

          (b) Licensee agrees that it will not analyze or otherwise test, or submit to anyone else for analysis or testing (chemically or otherwise) any Product unless approved in writing by Grantor and NWT and unless NWT and Grantor are directly involved in the testing. NWT and Grantor grant the Licensee hereunder the right to have the Product tested for the presence of oxygen, pathogens or other nondesirable components. Grantor makes no warranty as to the content of the Product.

          (c) Licensee agrees to sign and to have its affiliated persons sign confidentiality agreements in the same form as contained herein or as approved by Grantor.

     3.02 Noncompetition. Licensee agrees that the relationship between Licensee and Grantor is of a special nature and further agrees on its own behalf and on behalf of its Affiliated Persons that during the term of this Agreement and for a period of twelve (12) months from and after the termination of this Agreement that Licensee and its Affiliated Persons will not engage or hold any interest, directly or indirectly, in any enterprise engaged in the manufacture, sale or distribution of products of the type manufactured, sold or distributed by Grantor as of the date this Agreement is terminated.

     3.03 Remedies. Licensee agrees that Grantor shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purposes of

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restraining Licensee from any actual or threatened breach of the provisions contained herein.

     3.04 Indemnity of Licensee and Grantor. Licensee and Grantor shall indemnify the other and hold them harmless from and against any and all claims, losses, costs, expenses and liabilities of any kind, including without limitation court costs and reasonable attorneys' fees, suffered or incurred by any of them on account of, related, or arising out of the conduct of the Licensee's or Grantor's business as the case may be.

                                   ARTICLE IV
                       GRANTOR'S OBLIGATIONS TO LICENSEE

     4.01 License to Produce. Grantor agrees to grant to Licensee a non-exclusive license to manufacture the product "Biocatalyst" upon the following terms and conditions:

          (a) License. After the Licensee has purchased a minimum of 5,000 gallons of Product each month for a minimum period of six (6) consecutive months a license will be granted to Licensee to produce the product in a location to be named by Licensee and approved by Company with methods of production and security measures as approved by Company. However, if after the effective date hereof, Licensee, his successors or permitted assigns, can demonstrate to Grantor's satisfaction the financial capability of Licensee, his permitted successors or assigns, then upon a payment of a one time fee of $25,000.00 the provisions of this section will be deemed by Company to have been fulfilled and the referenced License to Produce will be granted by Company.

          (b) The ingredient "Biomas" as used in the Product will be supplied by Grantor upon terms, conditions and pricing that may be stated to Licensee by Grantor at the time of issue of the subject License to Produce.

          (c) Royalty and Expense. At the time of issuance of the subject License to Produce a one-time payment of $10,000.00 will be made to Grantor by Licensee to reimburse Grantor for unspecified expenses. A monthly royalty of 8% (eight percent) of gross sales of Licensee will be paid by Licensee to Grantor within 20 days of the end of each month.

          (d) Minimum Royalties. The minimum annual royalties to be paid by Licensee hereunder, commencing with the granting of a license to Produce from Grantor to Licensee will be $20,000.00. The minimum annual royalties to be paid hereunder are non-accumulative.

     4.02 Personnel. Grantor agrees to make available to Licensee Grantor's trained technical personnel for consultation from time to time, if Licensee so requests in writing. Such consultation may be by telephone or in person. If Licensee requires the

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personal assistance of on site technical personnel, then Licensee will pay actual travel and living expenses for such personnel as agreed between Grantor and Licensee and an additional fee (per diem) of $300.00 per day for each technical person requested.

                                   ARTICLE V
                       LICENSEE'S OBLIGATIONS TO GRANTOR

     5.01 Develop Territory. Licensee agrees to (i) use its best efforts to market the Product in specified markets throughout the Territory, (ii) devote such time and effort as may be necessary to do so, (iii) retain and train sufficient staff that is knowledgeable in the sale and use of the Products, and
(iv) maintain facilities sufficient to market, sell, and distribute the Products.

     5.02 Business Records. Licensee agrees to maintain reasonably detailed and accurate records relating to the use of the Products and to furnish to Grantor a detailed copy of all sales records, invoice copies, copies of all testimonial letters, product usage data and other records and reports relating to the sale and use of the Products within the Territory (the "Business Records") upon request in writing by Grantor.

     5.03 Compliance with Laws. Licensee agrees, on its behalf and on behalf of its "Affiliated Persons" not to perform any acts or transactions which would place Grantor or Licensee in violation of domestic, foreign, or international laws, rules or regulations.

     5.04 Information Regarding Use of Product. Licensee agrees to forward to Grantor any and all information, including written, digital, or pictorial pertaining to the use and distribution of the Products as such information becomes known to Licensee.

     5.05 Inventories. Licensee agrees to maintain adequate inventories of Products in the Territory to service customers needs.

     5.06 licensee's Control Over Business. Licensee shall establish the means by which it satisfies its obligations under Sections 5.01 and 5.05. Grantor shall have no right to enforce, and no action shall accrue under, such provisions until this Agreement shall have been in force for more than one year and Licensee shall have failed to meet its minimum purchase requirements set forth in Exhibits A and C.

                                  ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF LICENSEE

     6.01 Organization. Licensee represents and warrants to Grantor that Licensee has the authority to enter into this Agreement and to perform its obligations hereunder.

     6.02 No Defaults. Licensee represents and warrants to Grantor that neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will conflict with or result in a breach or violation of any agreement, document, instrument, judgment, decree, order, governmental permit, certificate or license to which Licensee is a party or to which Licensee is subject.

                                  ARTICLE VII
                                 TERMS OF SALE

     7.1 Standard Terms and Warranties. SINCE THE USE OF THE PRODUCTS ARE BEYOND THE CONTROL OF GRANTOR THE PRODUCTS ARE SOLD "AS IS", "WHERE IS", WITH NO WARRANTIES, EXPRESS OR IMPLIED. GRANTOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR THEIR PERFORMANCE OR AS TO SERVICE, TO LICENSEE OR ANY OTHER PERSON. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, TO LICENSEE OR TO ANY OTHER PERSON ARE HEREBY DISCLAIMED. IN NO EVENT SHALL GRANTOR BE LIABLE TO LICENSEE OR ANY PERSON FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE LIABILITY OF GRANTOR, IF ANY, FOR DAMAGES RELATING TO ANY ALLEGEDLY DEFECTIVE PRODUCT UNDER ANY LEGAL OR EQUITABLE THEORY SHALL BE LIMITED TO THE ACTUAL PRICE PAID FOR SUCH PRODUCT. Grantor may change the limited warranty contained in this Section 7.01 at any time.

     7.02 Placement of Orders and Shipping Terms. All shipments of Product shall be FOB Grantor's plant, Houston, Texas, unless specifically agreed otherwise and all shipments will be made by common carrier in accordance with regulations relating thereto and delivery is not guaranteed by Grantor at or to the destination. Grantor is not responsible for claims for shortages or damage in transit; such claims must be made by the Licensee against the carrier. All orders shall be placed with Grantor in writing upon forms approved by Grantor and Licensee shall verify the accuracy of the order. Grantor has the right to accept or reject any order, and the terms and conditions thereof, if the Licensee is in default with any of the requirements or conditions of this Agreement.

     7.03 Claims of Faulty Products. Any claims for faulty Products shall be governed by the Uniform Commercial Code of Texas, USA unless stated otherwise in this Agreement.

     7.04 Title and Risk of Loss. Products sold to Licensee shall become the property of Licensee and title and risk of loss shall pass to Licensee at the time of delivery of the Products to a carrier for shipment to Licensee or Licensee customer, subject, however, to a security interest which Grantor hereby reserves in the Products until payment for the Products is received by Grantor.

     7.05 Payment Terms. Licensee shall make payment to Grantor in U.S. dollars to Grantor for all materials ordered under this Agreement at the address set forth herein, and upon the terms and manner of payment as shown on the Price List of Grantor as amended from time to time.

     7.06 Credit Sales. Licensee and Grantor both acknowledge and agree that if any sale on credit is permitted hereunder Grantor hereby retains a security interest in and lien upon the Products so sold until payment in full is received by Grantor.

     7.07 Insurance. Licensee shall secure and maintain insurance on its inventory of Products purchased on credit in the U.S. dollar amount at least equal to the amount owing to Grantor by Licensee. Such insurance coverage shall list Grantor as an additional insured party.

     7.08 Prices. Licensee's price from Grantor for Products and printed matter shall be as set forth in Grantor's current published pricing schedule. This pricing is subject to change from time to time upon written notice transmitted by facsimile, or US Mail, by Grantor to Licensee not less than ten
(10) days in advance of any price changes. Prices for Product by Grantor to Licensee shall be as shown on Exhibit "B" attached hereto.

     7.09 Printed Matter. Licensee is prohibited from producing and distributing his own literature, or from any action that would give the impression directly or indirectly, to others that Product and/or the "Marks" are the property of Licensee.

     7.10 Biomas Supply. At the time that an Agreement allowing the Licensee to produce the Product as allowed by the terms and conditions stated in this Agreement the formulae and processes for the production of the raw material "Biomas" will be placed with an escrow agent acceptable to both Licensee and Grantor. If Grantor is not able to supply Biomas in quantities sufficient to meet Licensee needs for production of Product, and the non-supply condition continues for a period of 90 (ninety) days, then Licensee will be allowed to produce Biomas in accordance with a non-exclusive License to Produce to be issued by Grantor in accordance with the License form deposited with the formulae and processes with the approved escrow agent.

                                 ARTICLE VIII
                           MISCELLANEOUS CONDITIONS

     8.01 Governing Law. This Agreement and any questions concerning its validity, construction and performance shall be governed by the laws of the State of Texas, U.S.A., with venue in Harris County, Texas. Further, the parties to this Agreement hereby irrevocably submit to the exclusive jurisdiction of the federal courts sitting in Harris County, Texas, for any action or proceeding arising out of or relating hereto.

     8.02 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by certified United States mail, return receipt requested to the other party at the address specified in the first paragraph of this Agreement. The address of either party specified above may be changed by a notice given by such party to the other party in accordance with this Section 8.02.

     8.03 Excuse of Performance. Grantor's and Licensee's performance (other than Licensee's obligation to pay for Products or other fees or monetary obligations in accordance herewith, which shall not be excused) hereunder shall be excused if (but only for so long as) any of the following conditions or events occur and are continuing: Labor conflicts, strikes, lock-outs, fires, explosions, war, civil disturbances, unforeseen military action, governmental action, requisitions or seizures, delays of subcontractors or vendors, unavailability of raw materials or transport facilities, acts of God or nature, or any other condition or event which is beyond the reasonable control of Grantor or Licensee, as the case may be.

     8.04 Entire Agreement. This Agreement, the Exhibits hereto and any confidentiality agreement and subdistribution agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except by an agreement in writing referring to this agreement and signed by the parties hereto. Grantor and the Licensee agree that this agreement supersedes all prior agreements written or oral.

     8.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

     8.06 No Waiver. No failure or delay by any party hereto in exercising any right, in whole or in part, power or privilege hereunder shall operate as a waiver thereof.

     8.07 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of the parties thereto specifically referencing this Agreement.

     8.08 Severability. Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement.

     8.09 Binding on Successors; Assignment. This Agreement is binding on, and shall inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns. This Agreement and any rights or duties hereunder may not be assigned by Licensee, whether such assignment occurs by merger, consolidation, sale, lease, other disposition of or any other business combination of Licensee, without the prior written consent of Grantor. Grantor may assign its rights hereunder to any person provided that such person, either expressly or by operation of law, assumes Grantor's obligations hereunder. The above notwithstanding, Grantor understands that Licensee

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is, as of the effective date hereof, negotiating with several companies for the purpose of entering into a merger, joint venture, or marketing arrangement specifically for the purpose of marketing or financing Licensee's efforts in marketing of the Product. Grantor agrees that as long as the requirements of this Agreement are fulfilled that Grantor will not unreasonably deny a request to allow Licensee to enter into the contemplated agreement.

     8.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates set forth beneath their respective signatures below, to be effective for all purposes as of the date first above written.

KILIIMINJARO GROUP.COM INC.                              DAVID R. MORTENSON &
                                                         ASSOCIATES



BY:         /s/                                     BY:         /s/
    ------------------                                 -------------------------
       J. P. Beehner                                       David R. Mortenson
TITLE:  President


DATE:    7/1/99      DATE:    7/1/99
         ------               ------

                                  EXHIBIT "A"
                                   TERRITORY


Geographic Area:

Non-Exclusive Private Label License for the states of Illinois and Indiana for remediation of sewage and waste water, whether in septic tanks or waste water treatment facilities, exclusive of remediation of petroleum-based hydrocarbon contamination. Licensee may not make any use of Grantor's or NWT's marks, name, or make any reference to NW Technologies, Inc. in labeling, packaging, or advertising materials of any kind.

Licensees Obligations to Grantor: Licensee agrees to minimum purchase requirements as shown in Exhibit "C".

                                  EXHIBIT "B"

                      Products Included in This Agreement


The product Biocatalyst is the only product included in this Agreement subject to provisions of the Agreement.

The product Biomas in included herein only if a license to product the Product is granted to Licensee in accordance with the terms and conditions contained herein.

Prices: The initial price to Licensee for the Product Biocatalyst is $2.00 per gallon in 2,000 gallon quantities to be packaged in a bulk container furnished by Licensee. The suitability of the bulk container to receive and transport the Product is, and will remain, the responsibility of Licensee.

                                  EXHIBIT "C"


                             PURCHASE OBLIGATIONS



                          1/st/ Year        $125,000.00

                          2/nd/ Year        $175,000.00

Notwithstanding the above, if Licensee shall have purchased the right to produce as outlined in Section 4.01 of this Agreement, Licensee shall have no purchase requirement. Grantor shall have no right to enforce, and no action shall accrue in respect of, Licensee's Purchase Obligations until this Agreement shall have been in force for more than one year.

                                  EXHIBIT "D"

                                 PAYMENT TERMS



The payment terms relating to this Agreement are cash in advance.

                                  EXHIBIT "E"


                           CONFIDENTIALITY AGREEMENT

                           CONFIDENTIALITY AGREEMENT

                                  WITNESSETH:

This Agreement by and between NW Technologies, Inc., a Texas corporation with its principal offices located at 5817 Centralcrest, Houston, Harris County, Texas 77092 (herein "NWT") and David R. Mortenson, and individual with his principal office located at P.O. Box 5034, Alvin, Brazoria County, Texas 77512 (herein "Mortenson"), jointly hereinafter referred to as "Discloser"; and KILIMINJARO GROUP.COM INC. a Nevada corporation with principal offices at P.O. Box 5034, Alvin, Brazoria County, Texas 77512-5034 (herein "Disclosee") is made and entered into this 1/ST/ day of July, 1999.

          WHEREAS, NWT has developed proprietary know-how in its products marketed under the trade name "Natures' Way" and "Biocatalyst"; and other trade names from time to time; and;

          WHEREAS, NWT has proprietary rights to trade dress, trademarks, and designs for the brand name "Nature's Way", "Biocatalyst", "The Environmental Solution", manufacturing processes and procedures, application processes and procedures, and;

          WHEREAS, NWT has entered into an exclusive marketing agreement with Mortenson to market its product Biocatalyst under their own brand names, including among others, "OxyMax", "O-Max", "O2Max", "Oxy-Ice", "O-Gel", "O2Gel" for human and animal consumption, including but not limited to pharmaceutical, cosmetic, medical and beverage uses;

          NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Discloser and Disclosee agree as follows:

          1.0 ANALYSIS OF SAMPLES OR PRODUCT: Parties hereto agree that Disclosee will not analyze (chemically or otherwise) or cause to be analyzed any of NWT's BioCatalyst product, except as specifically required by state or federal statute, regulation, common law, or court order. No such analysis of Biocatalyst shall be made without 10 days' advance written notice to NWT, and NWT shall be responsible for and pay for any deviation from the testing protocol that may be required by NWT.

          2.0 CONFIDENTIALITY OF INFORMATION: Parties hereto acknowledge that they will have access to confidential, specialized, and proprietary information and trade secrets of NWT not generally known to the public which are the proprietary information of NWT. Parties hereto agree that the Confidential Information revealed to them is a valuable proprietary interest of NWT and that they are obligated to maintain the confidentiality of the Confidential Information so revealed. The Parties hereto agree that they will not disclose or authorize any other person to disclose, publish, disseminate or use the Confidential Information, and will treat all Confidential Information in a confidential manner. The Parties hereto acknowledge that NWT would be irreparably harmed by the unauthorized use of the Confidential Information herein referred to.

          3.0 GOVERNING LAW: This agreement and any questions concerning its validity, construction and performance shall be governed by the laws of the State of Texas, U.S.A., with venue in Harris County, Texas.

          3.0 ENTIRE AGREEMENT: This agreement is the entire agreement between the parties with respect to the subject matter hereof and may not be altered or modified except by an agreement in writing signed by the parties hereto.

          4.0 NO WAIVER: No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof or the exercise of any right, power or privilege.

          5.0 AMENDMENT: This Confidentiality Agreement may not be amended or modified except by an instrument in writing signed on behalf of the parties thereto.

          7.0 SEVERABILITY: Any provisions hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be ineffective as to such jurisdiction, without affecting any other provision of this Agreement or in any other jurisdiction.

          8.0 ATTORNEYS' FEES: If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates set forth beneath their respective signatures below, to be effective for all purposes as of the date first above written.

NW TECHNOLOGIES, INC.                    GENTRY RESOURCES, INC.

                                                  /S/
BY:____________________                ---------------------------
        C.E. Kaiser                           J.P. Beehner
TITLE: Chairman                                 President

                                                7/1/99
DATE: ______________                   ----------------------

DAVID R. MORTENSON & ASSOCIATES

BY:          /S/                       Date:    7/1/99
   --------------------------               -----------------
          David R. Mortenson

                                   EXHIBIT F

                          SHARE DISTRIBUTION SCHEDULE

----------------------------------------------------------------------------------------------
Shareholder                    Address                         SSN             No. of
                                                                               Shares to
                                                                               be issued

----------------------------------------------------------------------------------------------

David R. Mortenson             P.O. Box 5034                   ###-##-####       200,000
                               Alvin TX  77512-5034
----------------------------------------------------------------------------------------------
C.E. Kaiser                    10220 memorial Dr. #67          ###-##-####       200,000
                               Houston TX  77024
----------------------------------------------------------------------------------------------
Marie M. Charles               P.O. Box 34830                  ###-##-####       200,000
                               Houston TX  77034
----------------------------------------------------------------------------------------------
Roy Donovan Hinton, Jr.        P.O. Box 4456                   ###-##-####       200,000
                               Pasadena TX  77502
----------------------------------------------------------------------------------------------
James R. Collins, D.V.M.       7716 Windswept Lane             ###-##-####       200,000
                               Houston TX  77063
----------------------------------------------------------------------------------------------
Jock R. Collins, D.V.M.        7627 Skyline Drive              ###-##-####       200,000
                               Houston TX  77063
----------------------------------------------------------------------------------------------
George R. Quan                 29 King St.                     ###-##-####       200,000
                               Belize City, Belize, C.A.
----------------------------------------------------------------------------------------------
Darren Quan                    313 Oakhaven Dr.                ###-##-####       200,000
                               Pleasanton TX  78064
----------------------------------------------------------------------------------------------
Marsha Quan                    P.O. Box 638                    ###-##-####       200,000
                               Pleasanton TX  78064
----------------------------------------------------------------------------------------------
Laurent Barbudaux              735 International Blvd.         ###-##-####       200,000
                               #111
                               Houston TX  77024
----------------------------------------------------------------------------------------------

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